As filed with the U.S. Securities and Exchange Commission on October 16, 2025

Registration No. 333-288574

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Viper Energy, Inc.

Viper Energy Partners LLC

(Exact name of registrants as specified in its charter)

Viper Energy, Inc. Viper Energy Partners LLC	Delaware Delaware	39-2596878 35-2486057
	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 West Texas Ave., Suite 100

Midland, Texas 79701

(432) 221-7400

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Teresa L. Dick

Executive Vice President, Chief Financial Officer and Assistant Secretary

500 West Texas Ave., Suite 100

Midland, Texas 79701

(432) 221-7400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven R. Green

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

(212) 403-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Viper Energy, Inc.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging Growth Company	☐

Viper Energy Partners LLC

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

Viper Energy, Inc.

☐

Viper Energy Partners LLC

☐

Explanatory Note

On August 19, 2025, Viper Energy, Inc. (f/k/a New Cobra Pubco, Inc.), a Delaware corporation (“New Viper” or “Viper Energy”) completed the previously announced transactions contemplated by the Agreement and Plan of Merger, dated June 2, 2025 (the “Sitio Merger Agreement”), by and among VNOM Sub, Inc. (f/k/a Viper Energy, Inc.), a Delaware corporation (“Old Viper”), Viper Energy Partners LLC, a Delaware limited liability company (“Viper Opco” or “the Issuer”), Sitio Royalties Corp., a Delaware corporation (“Sitio”), Sitio Royalties Operating Partnership, LP, a Delaware limited partnership, New Viper, Cobra Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of New Viper, and Scorpion Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of New Viper. On August 19, 2025, in connection with the consummation of the transactions contemplated by the Sitio Merger Agreement, Old Viper changed its name from “Viper Energy, Inc.” to “VNOM Sub, Inc.” and New Viper changed its name from “New Cobra Pubco, Inc.” to “Viper Energy, Inc.”

This Post-Effective Amendment (this “Post-Effective Amendment”) to the Registration Statement on Form S-3 (File No. 333-288574) of Old Viper, Viper Opco and New Viper, filed with the U.S. Securities and Exchange Commission on July 9, 2025 (the “Registration Statement”), is being filed to, with respect to any future issuances of securities under the Registration Statement, (i) remove and withdraw from registration Old Viper’s guarantees of debt securities of Viper Opco and (ii) remove Old Viper as a co-registrant under the Registration Statement.

This Post-Effective Amendment has no impact on Old Viper’s existing guarantees of Viper Opco’s 4.900% Senior Notes due 2030 and 5.700% Senior Notes due 2035, each issued under that certain Indenture, dated as of July 23, 2025, between Viper Opco and Computershare Trust Company, National Association, as supplemented by that certain First Supplemental Indenture, dated as of July 23, 2025, between Viper Opco and Computershare Trust Company, National Association. No additional securities are being registered under this Post-Effective Amendment. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

No changes are being made to the base prospectus that already forms a part of the Registration Statement. Accordingly, the base prospectus is being omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

SEC registration fee	(1)
Rating agency fees	(2)
FINRA filing fee	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Trustee fees and expenses	(2)
Printing expenses	(2)
Miscellaneous expenses	(2)
Total	(2)

(1)

In accordance with Rules 456(b) and 457(r) of the Securities Act, the registrants are deferring payment of all of the registration fee with respect to the debt securities that may be offered by the registrants pursuant to this registration statement.

(2)

The additional estimated amounts, if any, of fees and expenses to be incurred in connection with any offering of the debt securities pursuant to this registration statement will be determined from time to time and reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Viper Energy: Limitation of Liability

Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”), permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of a director or officer to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability of:

•	a director or officer for any breach of the director’s or officer’s duty of loyalty to the company or its stockholders;

•	a director or officer for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	a director in respect of certain unlawful dividend payments or stock redemptions or repurchases;

•	a director or officer for any transaction from which the director or officer derived an improper personal benefit; or

•	an officer in any action by or in the right of the corporation.

In accordance with Section 102(b)(7) of the DGCL, Section 9.1 of Viper Energy’s certificate of incorporation provides that no director or officer will be personally liable to Viper Energy or any of its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors or officers, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of Viper Energy’s certificate of incorporation is to eliminate Viper Energy’s rights and those of its stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director or officer for breach of the fiduciary duty of care as a director or officer, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate Viper Energy’s rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s or officer’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors or officers, then, in accordance with Viper Energy’s certificate of incorporation, the liability of Viper Energy’s directors and officers to Viper Energy or its stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of Viper Energy’s certificate of incorporation limiting or eliminating the liability of directors or officers, whether by its stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent that such amendment or change in law permits Viper Energy to further limit or eliminate the liability of directors or officers on a retrospective basis.

Viper Energy: Indemnification under Certificate of Incorporation and Bylaws

Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Viper Energy’s certificate of incorporation provides that Viper Energy will, to the fullest extent authorized or permitted by applicable law, indemnify Viper Energy’s current and former directors and officers, as well as those persons who, while directors or officers of Viper Energy, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to Viper Energy’s certificate of incorporation will be indemnified by Viper Energy in connection with a proceeding initiated by such person only if such proceeding was authorized by Viper Energy’s board of directors, except for proceedings to enforce rights to indemnification and advancement of expenses.

The right to indemnification conferred by Viper Energy’s certificate of incorporation is a contract right that includes the right to be paid by Viper Energy the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition; provided, however, that if the DGCL requires, an advancement of expenses incurred by Viper Energy’s officer or director will be made only upon delivery to Viper Energy of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined by final judicial decision that such person is not entitled to be indemnified for such expenses under Viper Energy’s certificate of incorporation or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by Viper Energy’s certificate of incorporation may have or hereafter acquire under law, Viper Energy’s certificate of incorporation, Viper Energy’s bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of Viper Energy’s certificate of incorporation affecting indemnification rights, whether by Viper Energy’s stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent that such amendment or change in law permits Viper Energy to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Viper Energy’s certificate of incorporation also permits Viper Energy, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than those specifically covered by Viper Energy’s certificate of incorporation.

Viper Energy’s bylaws, as amended and restated to date, include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in Viper Energy’s certificate of incorporation. In addition, Viper Energy’s bylaws provide for a right of indemnitee to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Viper Energy’s bylaws also permit Viper Energy to purchase and maintain insurance, at our expense, to protect Viper Energy and/or any director, officer, employee or agent of Viper Energy or another entity, trust or other enterprise against any expense, liability or loss, whether or not Viper Energy would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of Viper Energy’s bylaws affecting indemnification rights, whether by Viper Energy’s board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent that such amendment or change in law permits Viper Energy to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Indemnification Agreements with Our Directors and Executive Officers

We have entered into indemnification agreements with each of the individuals who currently serve as our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with future directors and executive officers.

Issuer LLC Agreement

The Delaware Limited Liability Company Act (the “DLLCA”) permits a Delaware limited liability company to indemnify and hold harmless any member or manager or other persons from and against any and all claims and demands whatsoever.

The limited liability company agreement of the Issuer (the “Issuer LLC Agreement”) provides that, to the fullest extent permitted by law, the Issuer shall indemnify and hold harmless (i) any member, (ii) any person who is or was an affiliate of such member, (iii) any person who is or was a manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of any of the Issuer or any of its subsidiaries or any of their respective affiliates, (iv) any person who is or was serving at the request of a managing member or any of its affiliates as an officer, director, manager, managing member, general partner, employee, agent, fiduciary or trustee of another person owing a fiduciary or similar duty to any of the Issuer or any of its subsidiaries (provided that a person shall not be an indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services), (v) any person who controls a member and (vi) any person the managing member designates as an indemnitee for purposes of the Issuer LLC Agreement because such person’s service, status or relationship exposes such person to potential claims, demands, actions, suits or proceedings relating to the Issuer’s or its subsidiaries’ business and affairs (each, an “Indemnitee”) to the full extent permitted by law from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee and acting (or refraining to act) in such capacity; provided, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to the Issuer LLC Agreement, the Indemnitee acted in bad faith or engaged in willful misconduct or fraud or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful.

The Issuer LLC Agreement provides that, to the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to the Issuer LLC Agreement in appearing at, participating in or defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Issuer prior to a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to the Issuer LLC Agreement, the Indemnitee is not entitled to be indemnified upon receipt by the Issuer of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be ultimately determined that the Indemnitee is not entitled to be indemnified as authorized by the Issuer LLC Agreement.

The Issuer LLC Agreement provides that such indemnification shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of outstanding non-managing member interests as set forth in the Issuer LLC Agreement, as a matter of law, in equity or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

The Issuer LLC Agreement provides that the Issuer may purchase and maintain (or reimburse the managing member or its affiliates for the cost of) insurance, on behalf of the managing member, its affiliates, the Indemnitees and such other persons as the managing member shall determine, against any liability that may be asserted against, or expense that may be incurred by, such person in connection with the Issuer’s activities or such person’s activities on behalf of the Issuer, regardless of whether the Issuer would have the power to indemnify such person against such liability under the provisions of the Issuer LLC Agreement.

The Issuer LLC Agreement provides that no amendment, modification or repeal of the provisions of the Issuer LLC Agreement affecting indemnification rights shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Issuer nor the obligations of the Issuer to indemnify any such Indemnitee under and in accordance with the provisions of the Issuer LLC Agreement as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

The DLLCA also permits a limited liability company to provide in its limited liability company agreement that a member, manager or other person shall not be liable for breach of contract and breach of duties to the limited liability company or to another member or manager or to another person that is a party to or is otherwise bound by the limited liability company agreement, subject to certain limitations.

The Issuer LLC Agreement provides that, notwithstanding anything to the contrary set forth in the Issuer LLC Agreement, any organizational agreement of the Issuer or any of its subsidiaries, or under the DLLCA or any other law, rule or regulation or at equity, no Indemnitee shall be liable for monetary damages or otherwise to the Issuer, to another member, to any other person who acquires an interest in a membership interest in the Issuer or to any other person bound by the Issuer LLC Agreement, for losses sustained or liabilities incurred, of any kind or character, as a result of its or any of any other Indemnitee’s determinations, act(s) or omission(s) in their capacities as Indemnitees; provided, however, that an Indemnitee shall be liable for losses or liabilities sustained or incurred by the Issuer, the other members, any other persons who acquire an interest in a membership interest in the Issuer or any other person bound by the Issuer LLC Agreement, if it is determined by a final and non-appealable judgment entered by a court of competent jurisdiction that such losses or liabilities were the result of the conduct of that Indemnitee engaged in by it in bad faith or engaged in willful misconduct or fraud, or, with respect to any criminal conduct, with the knowledge that its conduct was unlawful.

The Issuer LLC Agreement provides that any amendment, modification or repeal of the provisions of the Issuer LLC Agreement affecting limitations on liability shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under the Issuer LLC Agreement as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Indemnification Arrangements Under the Sitio Merger Agreement

The Sitio Merger Agreement provides that, for a period of six years following the completion of the Mergers, Viper Energy and the surviving companies of the mergers pursuant to the Sitio Merger Agreement (the “Mergers”) will, jointly and severally, indemnify, defend and hold harmless any person who is, has been, or becomes prior to the completion of the Mergers, a director, officer or employee of Sitio, Viper Energy or any of their respective subsidiaries or who acts as a fiduciary under any Sitio employee benefit plan or Viper employee benefit plan or any of their respective subsidiaries (referred to as an “indemnified person”), against all losses, claims, damages, costs, fines, penalties, expenses (including attorneys’ and other professionals’ fees and expenses), liabilities or judgments or amounts that are paid in settlement of, or incurred in connection with any threatened or actual claim, action, audit, demand, suit, proceeding, investigation or other proceeding to which such indemnified person is a party or is otherwise involved based on or arising out of the fact that such person is or was a director, officer or employee of Sitio, Viper Energy or any of their respective subsidiaries, a fiduciary under any employee benefit plan or any of its subsidiaries or is or was serving at the request of Sitio, Viper Energy or any of their respective subsidiaries in a similar capacity of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, as applicable, whether pertaining to any act or omission occurring or existing prior to, at or after the completion of the Mergers and whether asserted or claimed prior to, at or after the completion of the Mergers.

For six years following the completion of the Mergers, Viper Energy, the surviving companies of the Mergers will not amend, repeal or otherwise modify any provision in the organizational documents of the surviving companies (or any of their respective subsidiaries) in any manner that would affect materially and adversely the rights thereunder of any indemnified person to indemnification, exculpation and advancement, except to the extent required by applicable law.

Viper Energy and the surviving companies of the Mergers will indemnify any indemnified person against all reasonable costs and expenses (including reasonable attorneys’ fees and expenses), such amounts to be payable in advance upon request as provided in the Sitio Merger Agreement, relating to the enforcement of any such indemnified person’s rights with respect to indemnification under the Sitio Merger Agreement or under any charter, bylaw or contract regardless of whether such indemnified person is ultimately determined to be entitled to indemnification thereunder.

In the event that Viper Energy or any of the surviving companies of the Mergers or any of their respective successors or assignees (i) consolidates or merges with another person and is not the surviving entity or (ii) transfers all or substantially all of its properties and assets to any person, then in such case, proper provisions will be made so that the successors and assigns of Viper Energy or the surviving companies of the Mergers, as the case may be, will assume the indemnification obligations in the Sitio Merger Agreement. Viper Energy and the surviving companies of the Mergers will not sell, transfer, distribute or otherwise dispose of any of their assets in a manner that would reasonably be expected to render such entity unable to satisfy its indemnification obligations under the Sitio Merger Agreement.

Other Indemnification Provisions

We may enter into an Underwriting Agreement in connection with a specific offering under which the underwriters will be obligated, under certain circumstances, to indemnify our directors and officers against certain liabilities, including liabilities under the Securities Act. Reference is made to the form of Underwriting Agreement to be filed as an exhibit to our Current Report on Form 8-K in connection with a specific offering.

Item 16. Exhibits.

The Exhibit Index filed herewith and appearing immediately before the signature page hereto is incorporated by reference in this Item 16, and the exhibits listed therein are filed as a part of this registration statement.

Item 17. Undertakings.

(a)	The undersigned registrants hereby undertake:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of the Securities Act that is part of this registration statement.

(2)

that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	that, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

that, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b)

the undersigned registrants hereby undertake that, for the purpose of determining any liability under the Securities Act, each filing of the applicable registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants, pursuant to the foregoing provisions or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Exhibit Index

The following is a list of exhibits filed as a part of this registration statement.

Exhibit Number	Description

1.1#	Form of Underwriting Agreement.

2.1##	Purchase and Sale Agreement, dated as of September 11, 2024, by and among Tumbleweed Royalty IV, LLC, TWR IV Sellco Parent LLC (collectively, as sellers), Viper Energy Partners LLC (as buyer) and Viper Energy, Inc. (as parent) (incorporated by reference to Exhibit 2.1 to the Form 8-K (File 001-36505) filed on September 11, 2024).

2.2##	Equity Purchase Agreement, dated as of January 30, 2025, by and among Endeavor Energy Resources, LP, as seller, 1979 Royalties, LP and 1979 Royalties GP, LLC, as companies, Viper Energy Partners LLC, as buyer, and Viper Energy, Inc., as parent (incorporated by reference to Exhibit 2.1 to the Form 8-K (File 001-36505) filed on January 30, 2025).

2.3##	Agreement and Plan of Merger, dated as of June 2, 2025, by and among Viper Energy, Inc., Viper Energy Partners LLC, Sitio Royalties Corp., Sitio Royalties Operating Partnership, LP, New Cobra Pubco, Inc., Cobra Merger Sub, Inc. and Scorpion Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Form 8-K (File No. 001-36505) filed on June 4, 2025).

3.1	Amended and Restated Certificate of Incorporation of New Cobra Pubco, Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K12B (File No. 333-288431), filed with the SEC on August 19, 2025).

3.2	Certificate of Amendment to the Certificate of Incorporation of New Cobra Pubco, Inc. (incorporated by reference to Exhibit 3.2 to the Form 8-K12B (File No. 333-288431), filed with the SEC on August 19, 2025).

3.3	Amended and Restated Bylaws of Viper Energy, Inc. (incorporated by reference to Exhibit 3.3 to the Form 8-K12B (File No. 333-288431), filed with the SEC on August 19, 2025).

3.4	Fourth Amended and Restated Limited Liability Company Agreement of Viper Energy Partners LLC (incorporated by reference to Exhibit 3.4 to the Form 8-K12B (File No. 333-288431), filed with the SEC on August 19, 2025).

4.1*	Form of Indenture.

5.1*	Opinion of Wachtell, Lipton, Rosen & Katz.

23.1*	Consent of Wachtell, Lipton, Rosen & Katz (included on Exhibit 5.1).

23.2*	Consent of Grant Thornton LLP (Viper Energy, Inc.).

23.3*	Consent of Grant Thornton LLP (Tumbleweed-Q Royalty Partners, LLC, MC Tumbleweed Royalty, LLC and Tumbleweed Royalty IV, LLC).

23.4*	Consent of Grant Thornton LLP (certain mineral and royalty interests of Diamondback Energy, Inc. and several of its subsidiaries, Endeavor Energy Resources, LP, 1979 Royalties, LP and 1979 Royalties GP, LLC).

23.5*	Consent of KPMG LLP (Sitio Royalties Corp.).

23.6*	Consent of Ryder Scott Company, L.P. (Viper Energy, Inc.).

23.7*	Consent of Ryder Scott Company, L.P. (certain mineral and royalty interests of Diamondback Energy, Inc. and several of its subsidiaries, Endeavor Energy Resources, LP, 1979 Royalties, LP and 1979 Royalties GP, LLC).

23.8*	Consent of Cawley, Gillespie & Associates, Inc. (Sitio Royalties Corp.).

24.1*	Powers of Attorney (included on the signature pages to the original Registration Statement).

25.1*	Statement of Eligibility of Trustee (Form T-1).

107*	Calculation of Filing Fee Table.

#	To be filed, if applicable, by a post-effective amendment to this Registration Statement or incorporated by reference pursuant to a Current Report on Form 8-K.
##	Schedules (or similar attachments) have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.
*	Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the following registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Midland, Texas on the 16th day of October, 2025.

VIPER ENERGY, INC.

By:	/s/ Kaes Van’t Hof
Kaes Van’t Hof, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed for the co-registrant Viper Energy, Inc. by the following persons in the capacities indicated on the 16th day of October, 2025.

NAME	TITLE

/s/ Kaes Van’t Hof Kaes Van’t Hof	Chief Executive Officer (principal executive officer) and Director

* Teresa L. Dick	Chief Financial Officer (principal financial and accounting officer)

* Travis D. Stice	Director

* Steven E. West	Director

* Laurie H. Argo	Director

* Spencer D. Armour, III	Director

* Frank C. Hu	Director

* W. Wesley Perry	Director

* James L. Rubin	Director

* By:	/s/ Kaes Van’t Hof
Kaes Van’t Hof Attorney-in-Fact

S-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the following registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Midland, Texas on the 16th day of October, 2025.

VIPER ENERGY PARTNERS LLC

By:	/s/ Kaes Van’t Hof
Kaes Van’t Hof, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement for the co-registrant Viper Energy Partners LLC has been signed by the following persons in the capacities indicated on the 16th day of October, 2025.

NAME	TITLE

/s/ Kaes Van’t Hof Kaes Van’t Hof	Chief Executive Officer (principal executive officer)

* Teresa L. Dick	Executive Vice President, Chief Financial Officer and Assistant Secretary (principal financial and accounting officer)

/s/ Kaes Van’t Hof Kaes Van’t Hof, Chief Executive Officer	Sole Managing Member of Viper Energy Partners LLC

* By:	/s/ Kaes Van’t Hof
Kaes Van’t Hof Attorney-in-Fact

S-2